EXHIBIT 99.1

Oxford Industries, Owner of Tommy Bahama and Lilly Pulitzer, Announces Acquisition of Johnny Was

  Adds an affordable luxury, modern bohemian brand with attractive business model and customer demographics to Oxford’s portfolio of leading lifestyle brands.
  Accretive to earnings in fiscal 2022.
  Raises guidance due to the addition of Johnny Was and strong DTC sales at Tommy Bahama and Lilly Pulitzer.

ATLANTA, Sept. 19, 2022 (GLOBE NEWSWIRE) -- Oxford Industries, Inc. (NYSE:OXM) today announced that it has completed the acquisition of Johnny Was, a California-based affordable luxury, modern bohemian lifestyle apparel brand, for $270 million.

Tom Chubb, Chairman and CEO of Oxford, commented, “Since 1987, Johnny Was has been inspired by a free-spirited signature aesthetic that embraces a quintessential California lifestyle. With its beautifully crafted clothing and one-of-a-kind accessories, Johnny Was continues to transcend fashion trends. Rob Trauber and the team at Johnny Was have done a spectacular job of leveraging its brand point of view and exceptional, differentiated product to build Johnny Was into a powerful, omnichannel brand with an incredibly loyal customer following. The addition of the Johnny Was brand to the Oxford portfolio further diversifies our business across fashion points of view, price points, seasons and geographies. We are excited to partner with the brand’s strong management team to drive the business forward and welcome them to the Oxford family.”

Rob Trauber, CEO of Johnny Was, added, “We are delighted to be joining Oxford and their amazing portfolio of lifestyle brands. We believe Oxford is the perfect home for Johnny Was as our missions are aligned and they have a proven track record of successfully partnering with brand leadership to optimize investment, performance, and long term brand management to fuel growth. I am incredibly grateful to the dedicated team of people at Johnny Was for helping the brand achieve incredible milestones and look forward to our continued success together as we work with Oxford going forward. I would also like to express my appreciation to the founders of Johnny Was and to Endeavour Capital for their strong partnership over the last seven years.”

The Company is also increasing its guidance for the third quarter and full year of fiscal 2022. Third quarter sales are now expected to be $295 million to $310 million, with adjusted EPS of $1.10 to $1.30. Approximately 2/3 of the EPS guidance increase is driven by the anticipated results of Johnny Was, with a slightly higher proportion of the sales increase driven by the Johnny Was acquisition. The remainder of the guidance increase is due to strong quarter-to-date performance in our full-price direct-to-consumer channels and last week’s successful Lilly Pulitzer e-commerce flash sale. For the full year, the Company expects sales of $1.375 billion to $1.405 billion, with adjusted EPS of $10.25 and $10.60. These amounts exclude the impact of non-cash purchase accounting adjustments required under GAAP as well as transaction expenses, and one-time discrete integration costs. The impact of these items may be significant, particularly in fiscal 2022.

For more information about today’s announcement, Oxford has posted a presentation on its investor relations website, investor.oxfordinc.com.

The transaction was financed primarily by cash on hand, with the remaining approximately $100 million funded with borrowings under Oxford’s revolving credit facility. The Company expects to repay all borrowings within one year of the transaction. Under the purchase agreement, the purchase price is subject to adjustment based on net working capital at closing.

King & Spalding, Kilpatrick Townsend & Stockton and Smith, Gambrell & Russell served as legal advisors to Oxford. Financo | Raymond James served as financial advisor and Buchalter served as legal advisor to Johnny Was on the transaction.

About Oxford

Oxford Industries, Inc., a leader in the apparel industry, owns and markets the distinctive Tommy Bahama®, Lilly Pulitzer®, Johnny Was®, Southern Tide®, The Beaufort Bonnet Company® and Duck Head® lifestyle brands. Oxford's stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford's website at www.oxfordinc.com.

About Johnny Was

Founded in 1987 and headquartered in Los Angeles, CA, Johnny Was has been inspired by a free-spirited signature aesthetic that embraces a quintessential California lifestyle. Johnny Was offers a broad line of women’s apparel, accessories and home goods. Its products are available via ecommerce at www.johnnywas.com, in its 61 stores across 24 states and in a broad array of wholesale accounts.

Basis of Presentation

All per share information is presented on a diluted basis.

Non-GAAP Financial Information

The Company reports its consolidated financial statements in accordance with generally accepted accounting principles (GAAP). To supplement these consolidated financial results, management believes that a presentation and discussion of certain financial measures on an adjusted basis, which exclude certain non-operating or discrete gains, charges or other items, may provide a more meaningful basis on which investors may compare the Company’s ongoing results of operations between periods. These measures in this release include adjusted earnings per share.

Management uses these non-GAAP financial measures in making financial, operational, and planning decisions to evaluate the Company’s ongoing performance. Management also uses these adjusted financial measures to discuss its business with investment and other financial institutions, its board of directors and others.

A reconciliation of the non-GAAP guidance measures in this release to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, non-cash purchase accounting adjustments required under GAAP as well as transaction expenses and one-time discrete integration costs, none of which are known at this time. The impact of each of these items may be significant.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding projected sales and earnings for the third quarter and full fiscal year, anticipated accretion of the Johnny Was acquisition in 2022 and expectations as to the timing of repayment of borrowings in connection with the acquisition. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which typically are not historical in nature. We intend for all forward-looking statements contained herein, in our press releases or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, the impact of the coronavirus (COVID-19) pandemic on our business, operations and financial results, including due to uncertainties about scope and duration, supply chain disruptions, future store closures or other operating restrictions or the impact on consumer traffic, any or all of which may also affect many of the following risks; demand for our products, which may be impacted by competitive conditions and/or evolving consumer shopping patterns; macroeconomic factors that may impact consumer discretionary spending and pricing levels for apparel and related products, many of which may be impacted by current inflationary pressures; acquisition activities, including our success in integrating key functions, the recognition of anticipated synergies and assumptions relating to any disruptions or distractions to our business as a result of these activities; supply chain disruptions; costs and availability of labor and freight deliveries; costs of products as well as the raw materials used in those products; energy costs; our ability to be more hyper-digital and respond to rapidly changing consumer expectations; the ability of business partners, including suppliers, vendors, licensees and landlords, to meet their obligations to us and/or continue our business relationship to the same degree in light of current or future staffing shortages, liquidity challenges and/or bankruptcy filings; retention of and disciplined execution by key management and other critical personnel; cybersecurity breaches and ransomware attacks, as well as our and our third party vendors’ ability to properly collect, use, manage and secure business, consumer and employee data; changes in international, federal or state tax, trade and other laws and regulations, including the potential imposition of additional duties; the timing of shipments requested by our wholesale customers; weather; fluctuations and volatility in global financial markets; the timing and cost of retail store and food and beverage location openings and remodels, technology implementations and other capital expenditures; expected outcomes of pending or potential litigation and regulatory actions; the increased consumer, employee and regulatory focus on climate change and environmental, social and governance issues; access to capital and/or credit markets; factors that could affect our consolidated effective tax rate; the risk of impairment to goodwill and other intangible assets; and geopolitical risks, including those related to the war between Russia and Ukraine. Forward-looking statements reflect our expectations at the time such forward-looking statements are made, based on information available at such time, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I. Item 1A. Risk Factors contained in our Annual Report on Form 10-K for Fiscal 2021, and those described from time to time in our future reports filed with the SEC. We caution that one should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:	Jevon Strasser
E-mail:	InvestorRelations@oxfordinc.com